Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our report dated March 15, 2013 relating to the financial statements of PTC Therapeutics, Inc., which appears in the Registration Statement on Form S-1/A (No. 333-193677). We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP

Metro Park, New Jersey

February 11, 2014